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                                                                    Exhibit 10.4

                               IP PROMOTIONS, INC.


                                                                March 20th, 2005

Stephen Patrick
3481 Lakeside Drive
Suite # 703
Atlanta,  Ga. 30326

Re:      Employment Agreement

Dear Mr. Patrick,

This letter confirms our understanding and agreement between Stephen Patrick (Patrick) and IP Promotions, Inc. ("IP Promotions or the Company") with regard to all matters described below, including, without limitation, the matters described in the paragraph 1 as follows:

1. IP Promotions hereby engages Patrick as the Company's President and Chief Executive Officer and to serve as a member of the Board of Directors of IP Promotions Inc.,

2. Patrick hereby accepts the engagement described in paragraph 1 and, in connection with such engagement agrees to:

         (a) To faithfully and to the best of his abilities serve as the President and Chief Executive Officer of IP Promotions, Inc; and

         (b) to faithfully serve as a member of the Board of Directors of IP Promotions and to act in the best interest of the company; and

         (c) to supervise the completion of the company's audit for the purposes of filing a registration statement with the SEC; and

         (d) to supervise the preparation and filing of a Registration statement and subsequently required quarterly and annual reports with the SEC; and

         (e) to manage the Company, its employees and customers within and outside the United States,

3. The Board of Directors of IP Promotions Inc. shall make available to Patrick all information concerning the business of IP Promotions Inc. which Patrick reasonably requests in connection with the performance of his obligations hereunder. All such information provided by or on behalf of the Patrick shall be complete and accurate and not misleading in all material respects, and Patrick may rely upon the accuracy and completeness of all such information without independent verification.

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4. As compensation for the services rendered by Patrick hereunder, the Company shall pay Patrick as follows:

         (a) Upon the signing of this Employment and Compensation Agreement IP Promotions Inc. shall issue Patrick 1,00,000 shares of its common stock in return for past services provided to IP Promotions, Inc. and duties performed; and

         (b) Upon receipt of adequate funds IP Promotions Inc. shall pay Patrick $25,000 for past services provided to IP Promotions, LLC. pursuant to the engagement letter that exists between Patrick and IP Promotions, LLC which was adopted by IP Promotions, Inc. by board resolution; and

         (c) Upon the signing of this agreement, the Company shall pay Patrick an annual salary of $100,000 per year ; and

         (d) Upon the declaration of the Company's registration statement as "effective" by the SEC, the Company shall issue Patrick 100,000 shares of the Company's common stock; and

         (e) Upon the Company obtaining a listing of its common stock to that of a major stock exchange either the OTC BB, American Stock Exchange, New York Stock Exchange or the NASDAQ market, the Company shall issue Patrick 500,000 shares of the Company's common stock; and

         (f) The shares of the Company's common stock issued to Patrick in 4(a), 4(d), and 4(e) shall carry "piggy back" registration rights allowing their inclusion in the shares to be registered should an appropriate registration statement be planned, or "demand registration" rights for registration via an S-8 Registration statement that Patrick shall pay the expense of should he decide to exercise such "demand registration" rights.

5. In addition to any fees paid pursuant to paragraph 4 herein, the Company shall reimburse Patrick for all reasonable out-of-pocket expenses incurred during the term of this engagement hereunder with respect to the services to be rendered by Patrick. Furthermore, any expenses beyond travel and entertainment expenses shall be approved in writing, by the Board of Directors prior to expenditure.

6. In consideration of Patrick's services contemplated hereby, IP Promotions agrees to: (a) indemnify and hold harmless Patrick against any and all losses, claims, damages or liabilities to which Patrick may become subject arising in any manner out of or in connection with the rendering of services by Patrick hereunder, unless it is finally judicially determined by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from the negligence, bad faith, or willful misconduct of Patrick; and (b) reimburse Patrick immediately for all reasonable legal or other expenses reasonably incurred and actually paid by Patrick in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings naming him as a defendant and arising in any manner out of or in connection with the rendering of services by Patrick hereunder.

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7. IP Promotions Inc. agrees: (a) that the indemnification and reimbursement commitments set forth in paragraph 6 shall apply whether or not Patrick is a formal party to any such lawsuits, claims or other proceedings; and (b) that if Patrick is advised in writing by counsel that there are one or more defenses available to him that are different from in addition to those available to IP Promotions Inc., that Patrick is entitled to retain separate counsel of his choice in connection with any of the matters to which such commitments relate.

8. IP Promotions, Inc. and Patrick agree that if any indemnification or reimbursement sought pursuant to paragraph 6 judicially determined to be unavailable for a reason other than the negligence, bad faith or willful misconduct of Patrick, then IP Promotions Inc. shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (I) in such proportion as is appropriate to reflect the relative benefits to IP Promotions Inc. on the one hand, and Patrick on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) but also the relative faults of IP Promotions Inc. on the one hand, and Patrick on the other hand, as well as any other equitable considerations; PROVIDED, HOWEVER, that in no event shall the amount to be contributed by Patrick pursuant to this paragraph exceed the amount of fees actually received by Patrick hereunder.

9. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Patrick shall keep confidential all material non-public information provided to it by IP Promotions Inc. and shall not disclose such information to any third party, other than such of its advisors as Patrick determines to have a need to know.

10. This engagement will extend for twelve months from the date hereof and shall renew automatically thereafter on a month-to-month basis unless either party has given at least thirty (30) days' prior written notice to the other that it desires to terminate this engagement; PROVIDED, HOWEVER, that in the event of such termination, IP Promotions, Inc. shall be responsible for the reimbursement of expenses referred to in paragraph 5 incurred through date of termination and the payment of fees under paragraph 4 for transactions of the type contemplated by this agreement which are concluded during the term hereof or within or within two (2) years after the day of termination; and provided, further, that the provisions of paragraphs 6, 7, and 8 shall survive the termination of this letter and shall be binding upon any successors or assigns of IP Promotions, Inc.

         (a) In the event that IP Promotions, Inc. shall decide to terminate this Employment and Compensation Agreement after a Registration Statement has been filed with the SEC, but prior to its being declared effective, then IP Promotions, Inc. shall immediately cause to be issued the shares specified in Item 4(d).

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         (b) In the event that IP Promotions, Inc. shall decide to terminate this Employment and Compensation Agreement after an application has been made to upgrade the quality of listing of the Company's common stock, but prior to its being declared effective, then IP Promotions, Inc. shall immediately cause to be issued the shares specified in Item 4(e).

         (c) In the event that IP Promotions, Inc. shall decide to terminate this Employment and Compensation Agreement prior to its expiration, then registration rights specified in Item 4(f) shall remain in effect.

         (d) In the event that IP Promotions, Inc. shall decide to terminate this Employment and Compensation Agreement prior to its expiration, then IP Promotions, Inc. shall immediately pay Patrick two (2) months salary as specified in Item 4(b).

         (e) In the event that Patrick shall decide to terminate this Employment and Compensation Agreement prior to its termination, then the registration rights specified in Item 4(e) shall remain in effect, the company shall pay Patrick two (2) months salary as specified in Item 4(b), however the rights to any un-issued shares shall be forfeited.

11. The terms and provisions of this letter are solely for the benefit of IP Promotions, Inc. and Patrick and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter. This letter shall be governed by, and construed in accordance with, the substantive laws of the State of Georgia without regard to the principle of conflicts of law, and may be amended, modified or supplemented only by written instrument executed by parties hereto.

12. The invalidity or enforceability of any provision of this letter shall not affect the validity or enforceability of any other provisions of this letter, which shall remain in full force and effect.

13 This letter may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, not withstanding that all such parties are not signatories to the original or the same counterpart.

Agreed to & Accepted,                       Agreed to & Accepted,
March 20th,  2005                           March 20th,  2005
                                            On Behalf of IP Promotions, Inc.



/S/ Stephen Patrick                         /S/ John Rocker
---------------------------                 ----------------------------------
Stephen Patrick                             John Rocker
(an Individual)                             Chairman of the Board


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